Exhibit 99.2

Beyond Li-ion™

SES AI Reports Third Quarter 2026 Financial Results

Unveils Flywheel corporate structure, composed of three complementary businesses

Delivered third quarter revenue of $6.6 million, up 31% from the second quarter

Completed ramp of Chungju, South Korea line to 1 million NDAA-compliant drone cells per year; expansion to 3 million cells per year planned by the end of the second quarter of 2027

Narrowed GAAP net loss to $13.4 million from $17.9 million in the second quarter

Maintained liquidity of approximately $137 million with no debt

Reiterated full year 2026 revenue guidance of $30 million to $35 million

Highlights

•	Reported revenue of $6.6 million in the third quarter of 2026, compared to $5.1 million in the second quarter of 2026; product revenue more than doubled from $3.2 million in the third quarter of 2025.
•	GAAP net loss in the third quarter of 2026 of $13.4 million, or $0.04 per share, compared to a GAAP net loss of $17.9 million, or $0.05 loss per share, in the second quarter of 2026
•	Non-GAAP net loss in the third quarter of 2026 of $10.7 million, or $0.03 loss per share, compared to a non-GAAP net loss of $13.1 million, or $0.04 loss per share, in the second quarter of 2026
•	Completed the ramp of the Chungju, South Korea drone cell line to an installed capacity of 1 million NDAA-compliant cells per year, with ISO 9001 certification; the line has been running since early October
•	Announced a staged expansion of the Chungju line to 3 million NDAA-compliant cells per year, planned by the end of the second quarter of 2027
•	Secured PO from multiple participants and winners of the Drone Dominance Program Gauntlet challenge, with more than 50 drone makers and pack integrators in the pipeline, with half a dozen line audits completed
•	Molecular Universe 4.0, delivered through the M-Lab offering, is in evaluation with several of the world’s largest battery manufacturers
•	Reiterated previously issued full year 2026 revenue guidance in a range of $30 million to $35 million

WOBURN, Mass.— November 12, 2026—SES AI Corporation (“SES”) (NYSE: SES), a global developer and manufacturer of AI-enhanced high-performance Li-Metal

© 2026 SES AI Corp.

and Li-ion batteries for drones and other unmanned systems, today announced its business results for the third quarter ended September 30, 2026 and reiterated its previously issued financial guidance for the year ending December 31, 2026.

The Company posted a Letter to Our Shareholders on its Investor Relations website, which provides a business update, details on its third quarter 2026 results, and its guidance for 2026.

Dr. Qichao Hu, Founder and CEO of SES, said, “SES has reached a significant turning point. We have successfully delivered on the three commitments we made last quarter. We completed the ramp of our Chungju line to 1 million NDAA-compliant drone cells per year, our net loss narrowed by about 25%, and Molecular Universe 4.0 is now in evaluation with leading battery manufacturers. We see our business model as a Flywheel composed of three facets: Charge, Fly, and Discover. Energy storage (Charge) is our revenue base today, drone cells (Fly) scale next, and Molecular Universe (Discover) compounds over time.”

“Drones and unmanned systems are our central growth priority, and that is where our incremental capital is going,” added Dr. Hu. “we are busy producing and delivering cells to meet customer orders, so we are beginning a staged expansion toward capacity of 3 million cells per year. From here, our focus is execution and securing qualifications, orders, shipments and repeat customers.”

The Company will hold a conference call today, November 12, 2026, at 9:00 a.m. Eastern Time.

A webcast of the live conference call will be available through SES’s Investor Relations website, https://investors.ses.ai. The following link can be used to register in advance for the call: https://events.q4inc.com/attendee/310176029.

A webcast replay will be available shortly after the call at: https://investors.ses.ai/events-and-presentations/events/default.aspx

About SES:

SES AI Corp. (NYSE: SES) is powering the future of global electric transportation on land and in the air with the world’s most advanced Li-ion and Anode-Free Li-Metal batteries. SES AI is the first battery company in the world to accelerate its pace of innovation by utilizing superintelligent AI across the spectrum of its business, from research and development; materials sourcing; cell design; engineering and manufacturing; to battery health and safety monitoring. Founded in 2012, SES AI is an advanced Li-ion and Anode-Free Li-Metal battery developer and manufacturer headquartered in Boston and with NDAA-compliant manufacturing plant in Chungju, South Korea. Learn more at SES.AI.

© 2026 SES AI Corp.

SES AI may use its website as a distribution channel of material company information. Financial and other important information regarding SES AI is routinely posted on and accessible through the Company’s website at www.ses.ai. Accordingly, investors should monitor this channel, in addition to following SES AI’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Non-GAAP Financial Measures

This press release includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), Loss from operations (Non-GAAP), EBITDA, Adjusted EBITDA, Net loss (Non-GAAP) attributable to SES shareholders, and Earnings per share (Non-GAAP).

We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including that they exclude the impact of certain items that are included in the most directly comparable measure calculated and presented in accordance with GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the supplemental non-GAAP information section at the end of this press release.

As presented in the “Reconciliation of Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes the impact of one or more of the following items for purposes of calculating non-GAAP financial measures to facilitate an evaluation of SES’s current operating performance and a comparison to its past operating performance:

Stock-based compensation expense. SES excludes the impact of stock-based compensation expense from its non-GAAP measures primarily because they are non-cash in nature. Moreover, the impact of this expense is significantly affected by

© 2026 SES AI Corp.

SES’s stock price at the time of an award, which can be volatile and over which management has limited to no control.

Depreciation and amortization. This item represents depreciation and amortization of purchased long-lived assets and acquired intangible assets, which are both non-cash expenses. Acquisition related amortization of acquired intangible assets are not reflective of SES’s ongoing financial performance.

Interest income. This item consists primarily of interest income on short term debt securities that primarily includes accretion income from the debt securities as they progress towards their maturity date.

Benefit (provision) from income taxes. This item represents the amount adjusted to SES’s GAAP tax provision or benefit to exclude the impact of the income tax effects of GAAP adjustments that are not reflective of SES’s ongoing financial performance.

(Loss) gain on change in fair value of Sponsor Earn-Out Liability. This item represents the amount adjusted to SES’s GAAP fair value liability for Sponsor Earn-Out shares, which is a non-cash adjustment that is more tied to the change in stock price rather than management’s operational performance.

Definitions

Gross profit (Non-GAAP), Gross margin (Non-GAAP), Operating expenses (Non-GAAP), and Loss from operations (Non-GAAP) represent, in each case, the corresponding GAAP financial measure adjusted to exclude the impact of stock-based compensation expense and depreciation and amortization.

EBITDA represents net loss attributable to SES shareholders adjusted to exclude the impact of interest income, taxes, depreciation and amortization.

Adjusted EBITDA represents EBITDA adjusted to exclude the impact of loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation.

Net loss (Non-GAAP) attributable to SES shareholders represents Adjusted EBITDA adjusted further to reinclude the impact of interest income.

Earnings per share (Non-GAAP) represents earnings (loss) per share adjusted to exclude the impact of taxes, depreciation and amortization, loss (gain) on change in fair value of Sponsor Earn-Out liability and stock-based compensation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some

© 2026 SES AI Corp.

cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,” “continue,” “anticipate,” “project” and “pursue” or the negative of these terms or similar expressions. These statements are based on the beliefs and assumptions of the management of the Company. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, among other things, risks related to the development and commercialization of SES AI’s battery technology and the timing and achievement of expected business milestones; customer demand for drone battery cells, in particular NDAA compliant cells, risks related to the Company’s ability to increase and maintain manufacturing capacity and achieve expected production capacity thresholds and maintain quality standards; the timing, qualification and benefits of expanding manufacturing capacity at our drone battery plant in Chungju , South Korea; our ability to maintain NDAA compliance; risks relating to changes in federal defense spending, budget timelines or government enforcement priorities impacting demand for NDAA compliant drone cells or changes in applicable requirements for NDAA compliance, risks relating to the uncertainty of achieving and maintaining profitability; risks relating to the uncertainty of meeting future capital requirements; potential supply chain difficulties; the ability to obtain raw materials, components or equipment through new or existing supply relationships; our use of artificial intelligence and machine learning may result in legal and regulatory risk; risks resulting from SES’s strategic alliances and investments; product liability and other potential litigation, regulation and legal compliance; SES’s ability to attract, train and retain highly skilled employees and key personnel; developments in alternative technology or other fossil fuel alternatives; risks related to SES’s intellectual property; business, regulatory, political, operational, financial and economic risks related to SES’s business operations outside the United States; SES’s failure to satisfy certain NYSE listing requirements may result in its Class A common stock being delisted from the NYSE, which could eliminate or adversely affect the trading market for SES Class A common stock; the volatility of SES’s common stock and value of SES’s public warrants; SES has, in the past, identified material weaknesses in its internal control over financial reporting and may identify material weaknesses in the future or

© 2026 SES AI Corp.

otherwise fail to maintain an effective system of internal controls, and other factors described in our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

For the media: pr@ses.ai

For investors: ir@ses.ai

Source: SES AI Corporation

© 2026 SES AI Corp.